UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 13, 2007
(Date of earliest event reported)

Atlas Air Worldwide Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25732	13-4146982
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

2000 Westchester Avenue, Purchase, New York		10577
(Address of principal executive offices)		(Zip Code)

(914) 701-8000
(Registrant’s telephone number, including area code)
____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement
Signatures

Item 1.01. Entry into a Material Definitive Agreement.

On February 13, 2007, Atlas Air Worldwide Holdings, Inc. (the “Company”) entered into a registration rights agreement (the “Agreement”) with HMC Atlas Air, L.L.C. (“HMC” or the “Principal Holder”) and Harbinger Capital Partners Special Situations Fund, L.P. (together with HMC, the “Initial Holders”) as contemplated by the Company’s Final Modified Second Amended Joint Plan of Reorganization. The Initial Holders are significant beneficial owners of the Company’s Common Stock. The Agreement covers all of the shares of the Company’s common stock owned by the Initial Holders as of the date of the Agreement.

Under the Agreement, the Company has agreed to use commercially reasonable efforts to file with the Securities and Exchange Commission (the “SEC”), on or before March 19, 2007, a shelf registration statement, registering the resale of shares of the Company’s common stock that are covered by the Agreement (the “Registrable Shares”) and naming the Initial Holders as the selling security holders. In addition, at any time after the Company becomes eligible to file a registration statement on Form S-3, the Principal Holder will have the right to request that the Company file with the SEC up to two registration statements, registering the resale of Registrable Shares by the Initial Holders, subject to certain limitations, including certain “black-out” rights. The Company also granted the Initial Holders piggyback registration rights with respect to registration statements filed by the Company for public offerings. The Initial Holders have agreed to enter into customary lock-up agreements that may be requested by an underwriter in connection with any offerings of common stock by the Company.

The Company has agreed to pay for certain registration expenses incurred in connection with any registration statement filed in accordance with the terms of the Agreement and to reimburse the Initial Holders for certain legal expenses. The Initial Holders may transfer their rights under the Agreement to certain persons that acquire at least 5% of the issued and outstanding common stock of the Company, provided that the Principal Holder will retain the right (i) to request that the Company file a registration statement with the SEC and (ii) to amend, terminate or waive any term set forth in the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

Dated: February 16, 2007	By:	/s/ Adam R. Kokas
Name: Adam R. Kokas
Title: Senior Vice President, General Counsel and
Secretary